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                                                             EXHIBIT NO. 23.9


                                    CONSENT

        I hereby consent to being named as about to become a director of Hartford Life, Inc., a Delaware corporation (the "Company"), under the caption "Management-Directors" in the Prospectus forming a part of the Registration Statement on Form S-1 relating to the proposed issuance of the Company's Class A Common Stock.



                                        /s/ Gordon I. Ulmer
                                        _______________________________
                                        Name: Gordon I. Ulmer

Dated: February 7, 1997
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